UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): September 4, 2009

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33874	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 4, 2009, Xcorporeal, Inc. (the “Company”) issued a press release announcing that effective as of September 4, 2009, the Company’s common stock commenced trading on the Pink Sheets Electronic OTC Market, an inter-dealer electronic quotation service for securities traded over-the-counter also known as the Pink Sheets, under the symbol “XCRP.PK”. In addition, effective as of September 4, 2009, pursuant to the terms of the letter received from NYSE Amex LLC (formerly American Stock Exchange, “Amex”) on August 20, 2009, the Company’s common stock was suspended from trading on Amex. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.6 of Form 8-K, the information in this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: September 10, 2009	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer